Exhibit 4.3

HESS INFRASTRUCTURE PARTNERS LP,

HESS INFRASTRUCTURE PARTNERS FINANCE CORPORATION,

THE GUARANTORS PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

5.625% Senior Notes due 2026

INDENTURE

Dated as of November 22, 2017

i

Rule 144A/Regulation S Appendix

Exhibit 1 — Form of Note

Exhibit A — Form of Incumbency Certificate

INDENTURE, dated as of November 22, 2017, among Hess Infrastructure Partners LP, a Delaware limited partnership (the “Company”), Hess Infrastructure Partners Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors party hereto and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of Holders of the Issuers’ Notes:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1. Definitions.

“Acquisition” means the purchase or other acquisition (in one transaction or a series of transactions consummated during a period of 12 consecutive months, including pursuant to any merger or consolidation) of (a) more than 50% of the issued and outstanding Equity Interests in any Person or (b) other assets (other than Equity Interests in a Person) of, or of an operating division or business unit of, any Person, other than capital expenditures and acquisitions of inventory, supplies or other assets in the ordinary course of business.

“Additional Assets” means (i) any property or assets (other than current assets (as determined in accordance with GAAP), Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Similar Business; (ii) the Capital Stock of a Person that is engaged in a Similar Business and becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or (iii) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party.

“Additional Notes” means Notes issued under this Indenture after the Issue Date and in compliance with Section 2.13, it being understood that any Notes issued in exchange for or replacement of any Initial Note issued on the Issue Date shall not be an Additional Note.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.

“affiliate” of any specified Person means any other Person, directly or indirectly, Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Applicable Premium” means, with respect to a Note at any redemption date, the excess of (if any) (A) the present value at such redemption date of (1) the redemption price of such Note on February 15, 2021 (such redemption price being described in paragraph 5 of the Notes exclusive of any accrued and unpaid interest, if any), plus (2) all required remaining scheduled payments of interest due on such Note through February 15, 2021 (but excluding accrued and unpaid interest, if any, to but not including the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, over (B) the principal amount of such Note on such redemption date.

“Asset Disposition” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction, (each referred to for the purposes of this definition as a “disposition”) of:

(1) any shares of Equity Interests of the Company or a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); or

(2) any assets of the Company or any Restricted Subsidiary, including the Capital Stock of other Subsidiaries of the Company.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) sales, transfers, leases and other dispositions of (A) inventory in the ordinary course of business, (B) used, obsolete or surplus equipment, (C) property or other assets no longer used or useful, or economically practicable to maintain, in the conduct of the business of the Company (including allowing any intellectual property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, or be invalidated), in each case, in the good faith judgment of the Board of Directors or an executive officer of the Company, and (D) cash and Cash Equivalents;

(2) (i) sales, transfers or other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction and (ii) dispositions of receivables pursuant to factoring transactions;

(3) leases or subleases entered into in the ordinary course of business;

(4) licenses or sublicenses of intellectual property or other general intangibles in the ordinary course of business;

(5) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Company or any Restricted Subsidiary;

(6) dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;

(7) the sale of all or substantially of an Issuer’s assets in a manner permitted pursuant to Section 5.1;

(8) an issuance of Equity Interests by the Company or a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(9) Any Restricted Payment in compliance with Section 4.4;

(10) the creation of a Lien permitted under this Indenture and dispositions in connection with such Lien

(11) foreclosure on, or condemnation of, assets;

(12) the unwinding of any Obligations under Hedging Obligations;

(13) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(14) sales, transfers and other dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(15) any issuance of additional Equity Interests in any Restricted Subsidiary to the holders of its Equity Interests, in connection with any capital call or equity funding arrangements in the ordinary course of business.

“Attributable Debt” means, with respect to any sale and lease-back transaction, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Board of Directors” or “Board” means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Business Day” means a day, other than a Saturday or a Sunday, that is not a day on which the Trustee or banking institutions are authorized or required by law or regulation to close, in the city of New York, New York.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents” means:

(1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(2) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition a credit rating of “A” or better from either S&P or Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies above cease publishing ratings of investments;

(3) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within one year from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof, and such bank has a long-term debt of which is rated at the time of acquisition thereof at least “A-” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A3” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies above cease publishing ratings of investments, and has a combined capital and surplus and undivided profits of not less than $500 million;

(4) fully collateralized repurchase agreements described in clause (3) above and entered into with a financial institution satisfying the criteria described in clause (3) above; and

(5) “money market funds” that invest 90% or more of their assets in instruments of the type specified in clauses (1) through (4) above or that are rated AAA by S&P or Aaa by Moody’s or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies above cease publishing ratings of such investments.

“Change of Control” means the occurrence of any one of the following:

(1) (A) the failure of the HIP General Partner to be the sole general partner of, and to Control, the Company or (B) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any “person” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than any one or more Permitted Holders) or “persons” that are together a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the

Exchange Act) (other than a group of which at least a majority are Permitted Holders), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the HIP General Partner;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company or the HIP General Partner; or

(3) the merger or consolidation of the Company or the HIP General Partner with or into another Person or the merger of another Person with or into the Company or the HIP General Partner or the sale of all or substantially all the assets of the Company or the HIP General Partner (determined on a consolidated basis, but with such consolidation limited to such entities) to another Person other than (i) a merger or consolidation in which the survivor is a Restricted Subsidiary or a sale of assets in which the transferee is a Restricted Subsidiary or the MLP or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the HIP General Partner immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Units” has the meaning assigned to such term in the MLP Partnership Agreement.

“Company” means the Person named as the “Company” in the preamble to this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, the “Company” shall mean such successor corporation.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed from the redemption date to February 15, 2021 that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to February 15, 2021.

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Issuers obtain fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(i) consolidated interest expense for such period (including imputed interest expense in respect of capital leases, amortization or write-off of debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, amortization of capitalized interest and the net amount accrued (whether or not actually paid) pursuant to any interest rate protection agreement during such period));

(ii) consolidated income tax expense for such period;

(iii) all amounts attributable to depreciation for such period and amortization of intangible assets for such period;

(iv) (A) extraordinary expenses or losses for such period or (B) any unusual or nonrecurring noncash charges or losses (including impairment of goodwill or intangible assets) for such period;

(v) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement;

(vi) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Swap Agreements;

(vii) the cumulative effect for such period of a change in accounting principles; and

(viii) any fees and expenses for such period relating to the “Transactions” (as such term is defined in the Credit Agreement);

provided that any cash payment made with respect to any noncash items added back in computing Consolidated EBITDA for any prior period pursuant to clause (iv) above shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; and minus

(b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of:

(i) (A) any extraordinary gains for such period or (B) any unusual or nonrecurring noncash gains for such period;

(ii) any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Swap Agreement;

(iii) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Swap Agreements; and

(iv) the cumulative effect for such period of a change in accounting principles;

provided further that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the Company or any of the Specified Consolidated Subsidiaries, other than dispositions of inventory and other dispositions in the ordinary course of business.

All amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a financial officer of the Company, attributable to any Specified Consolidated Subsidiary that is not wholly owned, directly or indirectly through the Specified Consolidated Subsidiaries, by the Company shall be reduced by the portion thereof that is attributable to the ownership interest in such Specified Consolidated Subsidiary that is not directly, or indirectly through the Specified Consolidated Subsidiaries, owned by the Company.

For purposes of calculating Consolidated EBITDA for any period, if during such period the Company or any Specified Consolidated Subsidiary shall have consummated a Material Acquisition or a Material Disposition or an Asset Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto, and in the case of an Asset Disposition, the application of the proceeds therefrom, in accordance with this paragraph. All pro forma computations required to be made under this Indenture giving effect to any transaction shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the Most Recent Fiscal Quarter, and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months).

“Consolidated Net Income” means, for any period, net income (loss) of the Company on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded in determining such net income (to the extent otherwise included therein) (a) the income (or loss) of any Person other than a Specified Consolidated Subsidiary in which the

Company or any Specified Consolidated Subsidiary has an ownership interest, provided that Consolidated Net Income shall be increased by (i) the amount actually received by the Company or such Specified Consolidated Subsidiary from the MLP in such period as cash distributions in respect of the IDRs and (ii) the amount of cash dividends and similar cash distributions (other than cash distributions in respect of the IDRs) actually received by the Company or such Specified Consolidated Subsidiary from such Person in such period in an amount not to exceed the portion of net income of such Person and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding, in determining such net income (to the extent otherwise included therein), the net income of the Specified Unrestricted Subsidiaries attributable to the ownership interest therein held directly, or indirectly through the Specified Consolidated Subsidiaries, by the Company), (b) any undistributed net income of, or any amounts referred to in the proviso to clause (a) above paid to, a Specified Consolidated Subsidiary to the extent that the ability of such Specified Consolidated Subsidiary to make Restricted Payments to the Company or to another Specified Consolidated Subsidiary is, as of the date of determination of Consolidated Net Income, restricted by its organizational documents, any contractual obligation (other than the Credit Agreement) or any applicable law and (c) the income or loss of, and any amounts referred to in the proviso to clause (a) above paid to, any Specified Consolidated Subsidiary that is not wholly owned, directly or indirectly through the Specified Consolidated Subsidiaries, by the Company to the extent such income or loss or such amounts are attributable to the ownership interest in such Specified Consolidated Subsidiary that is not directly, or indirectly through the Specified Consolidated Subsidiaries, owned by the Company.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets of the Company and the Restricted Subsidiaries, less the current liabilities and intangible assets of the Company and the Restricted Subsidiaries, which, in each case, would appear on a consolidated balance sheet of the Company (but with such consolidation limited to the Company and the Restricted Subsidiaries) prepared in accordance with GAAP as of such date of determination.

“Consolidated Total Debt” means, on any date, without duplication, (A) the sum of the aggregate principal amount of Indebtedness of the Company and the Specified Consolidated Subsidiaries outstanding as of such date, determined on a consolidated basis, but only if such Indebtedness (i) is of the type referred to in clause (a), (b), or (c) (but excluding any contingent obligations) of the definition of the term “Indebtedness” or (ii) is of the type referred to in clause (d) or (e) of the definition of the term “Indebtedness”, to the extent such Indebtedness relates to Indebtedness of others of the type referred to in clause (i) above, plus (B) the aggregate amount of the Attributable Debt of the Company and the Specified Consolidated Subsidiaries outstanding as of such date, determined on a consolidated basis; provided, that in the case of any such Indebtedness of any Specified Unrestricted Subsidiary, the percentage thereof equal to the percentage of ownership interests therein that are not held directly, or indirectly through the Specified Consolidated Subsidiaries, by the Company shall be excluded except to the extent the Company or any Specified Consolidated Subsidiary is liable therefor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business with respect to this Indenture shall be administered, which office at the date hereof is located at 150 East 42nd Street, 40th Floor, New York, NY 10017 Attention: Corporate, Municipal and Escrow Services, and for Agent services such office shall also mean the office or agency of the Trustee located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Seventh Floor, Minneapolis, MN 55415, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means the Credit Agreement, dated as of July 1, 2015, as amended and restated as of the Issue Date, by and among the Company, as borrower, the guarantors from time to time party thereto and the lenders from time to time party thereto, and any amendments, supplements, modifications, extensions, renewals, restatements or refinancings thereof, whether provided under the original Credit Agreement or any other credit agreement providing for revolving and/or term loan credit facilities.

“Credit Facilities” means one or more credit facilities, debt facilities (including the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letters of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original trustee, holders, purchasers, administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Facility or any other credit or other agreement or indenture).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Disposition that is designated as “Designated Non-Cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash or Cash Equivalents within 180 days following the consummation of such Asset Disposition).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control will not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Equity Offering” means a sale of Equity Interests of a Person (other than Disqualified Stock and other than to a Subsidiary of such Person) made for cash by such Person, or any cash contribution to the equity capital of such Person, after the date of this Indenture.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by an Officer of the Company in good faith.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Gathering Unrelated Assets” means (a) any property, rights or assets (including easements, rights-of-way and other real property rights) not primarily used in connection with the business or operations of the Company and the Specified Consolidated Subsidiaries or the Gathering Business as conducted or contemplated to be conducted as of the Issue Date or at any time thereafter or (b) any rights intended to be granted to the MLP or any of its Subsidiaries that are reasonably required for the continued operation of its business as conducted or as contemplated to be conducted as of the Issue Date (it being understood that this clause (b) is not intended to include commercial agreements), in each case under clauses (a) and (b) above, the disposition or disposal of which could not reasonably be expected to materially impair any rights or operations of, or materially detract from the value of the property, rights or assets of, or interfere with the ordinary conduct or business of, the Company or any of the Specified Consolidated Subsidiaries or the Gathering Business.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under this Indenture and the Notes.

“Guarantor” means any Person that guarantees the Notes, either on the Issue Date or after the Issue Date in accordance with the terms of this Indenture, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“HIP General Partner” means Hess Infrastructure Partners GP LLC, a Delaware limited liability company.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the security register books.

“IDR Reset Common Units” has the meaning assigned to such term in the MLP Partnership Agreement.

“IDRs” means (i) the “Incentive Distribution Rights” of the MLP, as such term is defined in the MLP Partnership Agreement, (ii) any IDR Reset Common Units and (iii) any Common Units (other than IDR Reset Common Units) received in exchange for any Incentive Distribution Rights (as defined above) or modification thereof as part of any negotiated transaction.

“incur” means issue, assume, guarantee or otherwise become liable for.

“Indebtedness” means, with respect to any Person, (a) indebtedness for borrowed money (including indebtedness evidenced by debt securities) of such Person, (b) obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable in the ordinary course of business, (c) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (d) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, but only to the extent of such property’s fair market value and (e) all guarantees by such Person of Indebtedness of others.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); or a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies appointed by the Company.

“Issue Date” means November 22, 2017.

“Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending with the Most Recent Fiscal Quarter.

“Lien” means any mortgage, security interest, pledge, lien, charge or other similar encumbrance.

“Material Acquisition” means any Acquisition if the aggregate consideration therefor (including Indebtedness assumed in connection therewith) exceeds $10,000,000.

“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company or any Specified Consolidated Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith) exceeds $10,000,000.

“Midstream Assets Business” means (a) midstream assets, liabilities and operations of the Company and its Subsidiaries located in the Bakken and Three Forks shale plays in the Williston Basin area of North Dakota, including (i) a natural gas processing and fractionation plant located in Tioga, North Dakota, (ii) a rail loading terminal located in Tioga, North Dakota, crude oil truck and pipeline receipt terminals located in Williams and McKenzie Counties, North Dakota and crude oil rail cars, (iii) the crude oil pipeline header system located in McKenzie County, North Dakota and (iv) a propane storage cavern and rail and truck transloading facility located in Mentor, Minnesota (assets referred to in this clause (iv), the “Mentor Storage Business”), and (b) the gathering and pipeline systems of the Company and its Subsidiaries, including Red Sky/Nesson crude oil and natural gas gathering and compression system located in Williams, Mountrail, Divide and Burke counties in North Dakota, Hawkeye crude oil and natural gas gathering system located in McKenzie, Williams and Mountrail Counties, North Dakota (including the Hawkeye gas facility and the Hawkeye oil facility), and Goliath crude oil and natural gas gathering system located in Williams County, North Dakota (together with certain contract rights relating thereto, the “Gathering Business”).

“Midstream Unrelated Assets” means any property, rights or assets (including easements, rights-of-way and other real property rights) not primarily used in connection with the Midstream Assets Business as conducted or contemplated to be conducted by the Company and its Subsidiaries as of July 1, 2015 or at any time thereafter, in each case (a) that were intended as of July 1, 2015 to be retained by Hess Corporation or any of its Subsidiaries (other than the Company and its Subsidiaries), (b) that are reasonably required for the continued operation of the business of Hess Corporation or any of its Subsidiaries (other than the Company and its Subsidiaries) as conducted as of July 1, 2015 and (c) the disposition or disposal of which could not reasonably be expected to materially impair any rights or operations of, or materially detract from the value of the property, rights or assets of, or interfere with the ordinary conduct of business of, the Company or any of its Subsidiaries.

“MLP” means Hess Midstream Partners LP, a Delaware limited partnership.

“MLP Common Unit Consideration” means (i) the publicly traded price of the Common Units received by the Company or a Restricted Subsidiary in connection with an Asset Disposition that is designated as “MLP Common Unit Consideration” pursuant to an Officers’ Certificate or (ii) if a public trading price for such Common Units is unavailable, the valuation determined in good faith by a financial Officer of the Company (the basis of which shall be set forth in the Officers’ Certificate designating such “MLP Common Unit Consideration”), in each case, which amount will be reduced by the value (determined pursuant to clause (i) or (ii) as applicable) of the portion of such Common Units converted to cash or Cash Equivalents within 180 days following the consummation of such Asset Disposition.

“MLP General Partner” means the MLP’s “General Partner” (as such term is defined in the MLP Partnership Agreement).

“MLP Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Hess Midstream Partners LP, dated as of April 10, 2017.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Most Recent Fiscal Quarter” means the later of (x) the fiscal quarter of the Company ended on September 30, 2017 and (y) the fiscal quarter of the Company most recently ended for which consolidated financial statements of the Company have been delivered pursuant to Section 4.12.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net cash proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or other disposition or issuance or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or similar arrangements as a result of such Asset Disposition or made in connection with such Asset Disposition as determined by the Board of Directors of such Subsidiary, joint venture or similar arrangement; and

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated November 17, 2017, relating to the sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Controller, the Chief Operating Officer, any Vice President, the Treasurer, the Assistant Treasurer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Secretary or the Assistant Secretary, as applicable.

“Officers’ Certificate” means a certificate signed by any two Officers of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel to the Issuers. The counsel may be an employee of the Issuers or any of the Issuers’ affiliates. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Issuers or governmental or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes, in the case of the Issuers, or the Guarantees, in the case of any Guarantor (in each case, without giving effect to collateral arrangements).

“Permitted Holders” means Hess Corporation and its affiliates and any group (as such term is used in Section 13(d) and 14(d) of the Exchange Act) with respect to which any such Persons collectively exercise a majority of the voting power.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time; provided, however, that for purposes of calculating any such premium, the term “principal” shall not include the premium with respect to which such calculation is being made.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Rating Agency” means each of Moody’s and S&P; provided, that if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, the Company will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act.

“Ratings Event” means the Notes are rated below Investment Grade by both of the Rating Agencies in any case on any day during the period (the “Trigger Period”) commencing on the date of the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC and their respective successors and any other primary treasury dealer the Company selects. If any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City, the Company must substitute another primary treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Issuers, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day before the date of redemption.

“Restricted Payments” means, with respect to any Person, any dividend or distribution (whether in cash, securities or other property) with respect to any Equity Interest in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of, or any other return of capital with respect to, any such Equity Interest.

“Restricted Subsidiary” means any Subsidiary of the Company other than (i) the MLP, (ii) any Subsidiary of the MLP and (iii) any other Person, of which a portion of the Capital Stock is owned, directly or indirectly, by the MLP or a Subsidiary of the MLP. For the avoidance of doubt, Finance Corp. is a Restricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“SEC” means the U.S. Securities and Exchange Commission, or any successor agency.

“Secured Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary for borrowed money secured by any Lien on (or in respect of any conditional sale or other title retention agreement covering) any properties or assets, including Capital Stock, of the Company or any of its Restricted Subsidiaries, but excluding from such definition, all Indebtedness:

(1) secured by Liens (or arising from conditional sale or other title retention agreements) existing on the Issue Date (other than those arising under the Credit Agreement);

(2) incurred under Credit Facilities in an aggregate principal amount not to exceed $1.5 billion at any time;

(3) owing to the Company or any other Restricted Subsidiary;

(4) secured by Liens on properties or assets of the Company or any of the Restricted Subsidiaries or the stock or Indebtedness of Restricted Subsidiaries and existing at the time of acquisition thereof;

(5) in connection with industrial development bond, pollution control revenue bond or similar financings;

(6) secured by purchase money security interests;

(7) secured by Liens existing at the time a corporation becomes a Restricted Subsidiary;

(8) statutory Liens, Liens made in connection with bids and other standard exempted Liens;

(9) in connection with Liens on oil or gas properties or other mineral interests arising as a security in connection with conducting certain business;

(10) in connection with royalties and other payments to be paid out of production from oil or gas properties or other mineral interests from the proceeds from their sale; and

(11) in connection with any replacement, extension or renewal of any such Indebtedness to the extent such Indebtedness is not increased.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Similar Business” means (i) the Midstream Assets Business, (ii) the Gathering Business, (iii) any business conducted or proposed to be conducted by the Company and the Restricted Subsidiaries on the Issue Date or (iv) any business that is similar, reasonably related, incidental or ancillary to the foregoing or extensions, developments or expansions thereof.

“Specified Consolidated Subsidiaries” means (i) the Restricted Subsidiaries and (ii) the Specified Unrestricted Subsidiaries and their respective Subsidiaries.

“Specified Unrestricted Subsidiary” means (i) Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics Operations LP; provided, that, each such entity will cease to be a “Specified Unrestricted Subsidiary” in the event that 100% of the Capital Stock of such entity is directly owned by the MLP and (ii) any other Person that is a Subsidiary of the Company of which a portion, but less than 100%, of the Capital Stock is owned directly by the Company or a Restricted Subsidiary and the remainder of such Capital Stock is owned by the MLP or any Subsidiary thereof.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof until the exercise of such option by such holder).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Notes or a Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding voting equity is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Swap Agreement” means any interest rate, currency or commodity swap agreement or other interest rate, currency or commodity price protection agreement capable of financial settlement only.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendments, the U.S. Trust Indenture Act of 1939, as so amended.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president,

trust officer, assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers,

respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

SECTION 1.2. Other Definitions.

Term	Defined in Section
“Affiliate”	11.6
“Acceptable Commitment”	4.5
“Asset Disposition Offer”	4.5
“Asset Disposition Offer Amount”	4.5
“Asset Disposition Offer Period”	4.5
“Asset Disposition Offer Purchase Date”	4.5
“Agent Members”	Appendix
“Appendix”	2.1
“Bankruptcy Law”	6.1
“Change of Control Offer”	4.8	(b)
“covenant defeasance option”	8.1	(b)
“Custodian”	6.1

Term	Defined in Section
“Definitive Notes”	Appendix
“Depository”	Appendix
“Distribution Compliance Period”	Appendix
“DTC”	Appendix
“Event of Default”	6.1
“FATCA Withholding Tax”	11.17
“Gathering Business”	1.1 (“Midstream Assets Business”	)
“Global Notes”	Appendix
“Initial Notes”	Appendix
“Initial Purchasers”	Appendix
“legal defeasance option”	8.1(b	)
“Mentor Storage Business”	1.1 (“Midstream Assets Business”	)
“Note Obligations”	10.1
“Notes”	Appendix
“Notice of Default”	6.1
“Paying Agent”	2.3
“Purchase Agreement”	Appendix
“QIB”	Appendix
“Registrar”	2.3
“Regulation S”	Appendix
“Regulation S Global Note”	Appendix
“Rule 144A”	Appendix
“Rule 144A Global Note”	Appendix
“Rule 144A Notes”	Appendix
“Second Commitment”	4.5
“Securities Custodian”	Appendix
“Sub Entity”	1.1 (“Change of Control”	)
“Successor”	5.1(a	)
“Transfer Restricted Notes”	Appendix
“Trigger Period”	1.1 (“Ratings Event”	)

SECTION 1.3. Rules of Construction. For purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “including” means including without limitation;

(4) words in the singular include the plural and words in the plural include the singular;

(5) all references to the date the Notes were originally issued shall refer to the Issue Date or the date any Additional Notes were originally issued, as the case may be; and

(6) all references herein to particular Sections or Articles shall refer to this Indenture unless otherwise so indicated.

ARTICLE II

The Notes

SECTION 2.1. Form and Dating. Provisions relating to the Initial Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in each of the Appendix, Exhibit 1 and Exhibit A are part of the terms of this Indenture.

SECTION 2.2. Execution and Authentication. An Officer of each Issuer shall sign the Notes for such Issuer by manual or facsimile signature which may be imprinted or otherwise reproduced thereon.

If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $800,000,000 of 5.625% Senior Notes due 2026 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Issuers signed by an Officer of each Issuer (the “Issuer Order”). Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.3. Registrar and Paying Agent. The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more additional paying agents. The term “Paying Agent” includes any such additional paying agent. The Issuers may change the Registrar or appoint one or more co-Registrars without notice.

In the event the Issuers shall retain any Person not a party to this Indenture as an agent hereunder, the Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of each such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Issuers shall be responsible for the fees and compensations of all agents appointed or approved by it. Either Issuer or any of their domestically incorporated wholly owned Subsidiaries may act as Paying Agent.

The Issuers initially appoint the Trustee as Registrar and Paying Agent for the Notes.

SECTION 2.4. Paying Agent To Hold Money in Trust. By no later than 11:00 a.m. (New York City time) on the date on which any principal, premium, if any, or interest on any Note is due and payable, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or interest when due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, shall notify the Trustee in writing of any default by the Issuers in making any such payment and shall, during the continuance of any default by the Issuers (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes. If either of the Issuers or any of their respective Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than one of the Issuers or a Subsidiary of the Issuers) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to an Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Issuers shall cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.6. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.7. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note shall provide the Issuers and the Trustee with evidence to their satisfaction that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. In addition, such Holder shall furnish an indemnity or surety bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Issuers.

SECTION 2.8. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.9. Temporary Notes. Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate and deliver definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuers for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

SECTION 2.10. Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Notes surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements then in effect) all Notes surrendered for registration of transfer or exchange, payment or cancellation and, upon the written request of the Issuers, deliver evidence of such cancellation to the Issuers. The Issuers may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Issuers from issuing any Additional Notes. All canceled Notes held by the Trustee may be disposed of by the Trustee in accordance with its then customary practices and procedures. The Trustee shall provide to the Issuers a list of all Notes that have been canceled from time to time as requested in writing by the Issuers.

SECTION 2.11. Defaulted Interest. If the Issuers default in a payment of interest on the Notes, the Issuers shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, defaulted interest plus interest on such defaulted interest to the extent lawful at the rate specified therefor in the Notes in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date, which shall be the 15th day next preceding the date fixed by the Issuers for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Issuers shall mail or electronically deliver or cause to be mailed or electronically delivered to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the amount of defaulted interest, or with respect to the nature, extent or calculations of the amount of defaulted interest owed.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Issuers in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case, if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Notes.

SECTION 2.13. Issuance of Additional Notes. After the Issue Date, the Issuers shall, subject to compliance with the terms of this Indenture but without notice to or the consent of any Holders, be entitled to create and issue Additional Notes under this Indenture, which Notes shall have identical terms as, and rank equally and ratably with, the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, the initial interest accrual date and amount of interest payable on the first payment date applicable thereto.

With respect to any Additional Notes, the Issuers shall set forth in a resolution of the Board of Directors of each Issuer and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee along with the Issuer Order, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b) the issue price, the issue date, the initial interest accrual date and the CUSIP number of such Additional Notes, provided, however, that no Additional Notes may be issued with the same CUSIP number as the Notes previously issued under this Indenture if such Additional Notes are not fungible with such previously issued Notes for U.S. federal income tax purposes.

SECTION 2.14. One Class of Notes. The Initial Notes and any Additional Notes shall vote and consent together on all matters as one class; and none of the Initial Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter. The Initial Notes and any Additional Notes shall together be deemed to constitute a single class or series for all purposes under this Indenture.

ARTICLE III

Redemption

SECTION 3.1. Notices to Trustee. If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes, they shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed. In connection with any redemption pursuant to paragraph 5 of the Notes prior to February 15, 2026, the Company shall give the Trustee notice of the redemption price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

The Issuers shall give each notice to the Trustee provided for in this Section 3.1 at least 30 days before the redemption date unless the Trustee consents to a shorter period.

Such notice shall be accompanied by an Officers’ Certificate from the Issuers to the effect that such redemption shall comply with the conditions herein.

SECTION 3.2. Selection of Notes to be Redeemed. If fewer than all the Notes then outstanding are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by such other method as the Trustee deems fair and appropriate, in accordance with methods generally used at the time of selection by indenture trustees in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. Notes and portions thereof that the Trustee selects shall be in amounts of $2,000 or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall promptly notify the Issuers of the Notes or portions of Notes to be redeemed. Notwithstanding the foregoing, if the Notes are represented by one or more Global Notes, interests in the Notes shall be selected for redemption by the Depository in accordance with its standard procedures therefor.

SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuers shall mail by first-class mail or electronically deliver or cause to be mailed by first-class mail or electronically delivered a notice of redemption to each Holder of Notes to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(1) the aggregate principal amount of Notes to be redeemed;

(2) the redemption date;

(3) the redemption price (or the method of calculating such price) and the amount of accrued interest to be paid, if any;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

(6) if fewer than all the outstanding Notes are to be redeemed, the certificate number (if certificated) and principal amounts of the particular Notes to be redeemed;

(7) that, unless the Issuers default in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(8) the CUSIP number, or any similar number, if any, printed on the Notes being redeemed;

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, or any similar number, if any, listed in such notice or printed on the Notes; and

(10) any conditions precedent to the redemption.

At the Issuers’ written request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the name of the Issuers and at the Issuers’ expense. In such event, the Issuers shall provide the Trustee with the information required by this Section 3.3 at least five Business Days prior to the date chosen for giving such notice to the Holders (unless the Trustee shall agree to a shorter period). The notice, if mailed or electronically delivered in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or electronic delivery or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Notes.

SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed or electronically delivered in accordance with Section 3.3, Notes called for redemption shall become due and payable on the redemption date and at the redemption price as stated in the notice, subject to satisfaction of any condition specified with respect to such redemption. Upon surrender to the Paying Agent on or after the redemption date, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to, but not including, the redemption date; provided that the Issuers shall have deposited the redemption price with the Paying Agent or the Trustee on or before 11:00 a.m. (New York City time) on the date of redemption. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Noteholders of record on the relevant record date shall be entitled to receive interest due on an interest payment date occurring on or prior to a redemption date.

SECTION 3.5. Deposit of Redemption Price. By no later than 11:00 a.m. (New York City time) on the date of redemption, the Issuers shall deposit with the Paying Agent (or, if an Issuer or any of their respective Subsidiaries is the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which are owned by an Issuer or a Subsidiary of an Issuer and have been delivered by such Issuer or such Subsidiary to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to the Issuers. In addition, the Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.

Unless the Issuers default in the payment of such redemption price, interest on the Notes or portions of Notes to be redeemed shall cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.

SECTION 3.6. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder thereof (at the Issuers’ expense) a new Note, equal in principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

ARTICLE IV

Covenants

SECTION 4.1. Payment of Notes. The Issuers, jointly and severally, covenant and agree that they shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if, on or before 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if an Issuer or any Subsidiary of the Issuers is the Paying Agent, the segregated account or separate trust fund maintained by such Issuer or such Subsidiary pursuant to Section 2.4) holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 2.11.

Notwithstanding anything to the contrary contained in this Indenture, the Issuers or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal, premium, if any, or interest payments hereunder.

SECTION 4.2. Limitations on Secured Indebtedness. So long as any Notes remain outstanding, the Company shall not, directly or indirectly, create or incur, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or incur, any Secured Indebtedness without in any such case effectively providing, concurrently with or prior to the incurrence of any such Secured Indebtedness, that the Notes or, in respect of Liens on the property or assets of any Guarantor, the Guarantee of such Guarantor shall be secured equally and ratably with such Secured Indebtedness; provided, however, that the foregoing restrictions shall not prohibit the incurrence by the Company or any Restricted Subsidiary of Secured Indebtedness if, immediately after giving effect to the incurrence of such Secured Indebtedness, the sum of the aggregate amount of (a) all Secured Indebtedness then outstanding, excluding Secured Indebtedness which is secured to the same extent as the Notes or that is being repaid concurrently, and (b) all Attributable Debt payable under leases entered into by the Company or any Restricted Subsidiary pursuant to Section 4.3(a), does not at that time exceed 15% of Consolidated Net Tangible Assets.

SECTION 4.3. Limitation on Sale and Lease-Back Transactions. The Company shall not directly or indirectly, and shall not permit any of its Restricted Subsidiaries directly or indirectly to, enter into any lease longer than three years covering any property, whether now owned or hereafter acquired, of the Company or of any of its Restricted Subsidiaries that is sold to any other Person in connection with such lease, unless immediately after the consummation of the sale and leaseback transaction either:

(a) the sum of all Attributable Debt payable under leases entered into by the Company and its Restricted Subsidiaries pursuant to this Section 4.3(a) and the aggregate amount of all Secured Indebtedness then outstanding, excluding Secured Indebtedness which is secured to the same extent as the Notes or that is being repaid concurrently, does not exceed 15% of Consolidated Net Tangible Assets; or

(b) an amount equal to the net proceeds received in connection with such sale is used within 180 days to retire or redeem Indebtedness of the Company (including the Notes) or the Restricted Subsidiaries, the proceeds are at least equal to the fair market value of the property sold and the Trustee is informed of the transaction; provided, further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 180 days after such sale, cancel or deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Indebtedness of the Company (which may include the Notes) or of a Restricted Subsidiary previously issued or authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures, and an Officers’ Certificate (which shall be delivered to the Trustee) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring Indebtedness as hereinabove provided.

SECTION 4.4. Limitation on Restricted Payments. The Company shall not declare or make, directly or indirectly, any Restricted Payment, except:

(a) any Restricted Payment if at the time of, and immediately after giving pro forma effect to (consistent with the pro forma adjustment provisions set forth in the last paragraph of the definition of “Consolidated EBITDA”), such Restricted Payment and any related incurrence of Indebtedness or other transactions (i) no default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Leverage Ratio as of the last day of the Most Recent Fiscal Quarter prior to the making of such Restricted Payment shall not exceed 4.50 to 1.00;

(b) Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (b) at that time outstanding, not to exceed $100.0 million; and

(c) to the extent constituting a Restricted Payment, the distribution or transfer of any Midstream Unrelated Assets or Gathering Unrelated Assets to the HIP General Partner, Hess Corporation or any of its Subsidiaries (other than the Company or any of its Subsidiaries).

SECTION 4.5. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, nor shall it permit any Restricted Subsidiary, directly or indirectly, to consummate any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the Equity Interests and assets subject to such Asset Disposition; and

(2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents;

provided, however, that if the Leverage Ratio as of the last day of the Most Recent Fiscal Quarter prior to any Asset Disposition is (or, after giving pro forma effect to (consistent with the pro forma adjustment provisions set forth in the last paragraph of the definition of “Consolidated EBITDA”) such Asset Disposition, would be) 4.50 to 1.00 or less, the Company and its Restricted Subsidiaries shall not be required to comply with the restrictions and obligations set forth in this Section 4.5 with respect to any such Asset Disposition.

(b) Within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, the Company or any Restricted Subsidiary may apply, at its option, an amount equal to 100% of the Net Available Cash from such Asset Disposition:

(1) to repay Obligations under the Credit Agreement and to correspondingly reduce commitments with respect thereto;

(2) to prepay, repay, redeem, reduce or purchase (and, in the case of a revolving credit facility, correspondingly reduce commitments with respect thereto) Obligations under Secured Indebtedness (or other secured Indebtedness under any Credit Facilities) of the Company or any Restricted Subsidiary (other than any Disqualified Stock or Subordinated Obligations) other than Indebtedness owed to the Company or a Restricted Subsidiary;

(3) to prepay, repay, redeem, reduce or purchase (and, in the case of a revolving credit facility, correspondingly reduce commitments with respect thereto) Obligations under other Indebtedness of the Company or any Restricted Subsidiary (other than any Disqualified Stock or Subordinated Obligations) other than Indebtedness owed to the Company or a Restricted Subsidiary; provided that the Company shall equally and ratably redeem or repurchase the Notes (i) pursuant to paragraph 5 of the Notes, (ii) through open market purchases or (iii) by making an Asset Disposition Offer (as defined below) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest on the amount of Notes that would otherwise be prepaid;

(4) to invest in Additional Assets or make capital expenditures in or that are used or useful in a Similar Business;

(5) to prepay, repay, reduce or purchase (and, in the case of a revolving credit facility, correspondingly reduce commitments with respect thereto) Obligations under Indebtedness of a Specified Consolidated Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or another Specified Consolidated Subsidiary; or

(6) in any combination of applications described in (1), (2), (3), (4) or (5) above;

provided that pending the final application of any such Net Available Cash in accordance with clause (1), (2), (3), (4), (5) or (6) above and clause (c) below, the Company and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by this Indenture; provided, further, that in the case of clause (4), a binding commitment to invest in Additional Assets or to make such capital expenditures shall be treated as a permitted application of an amount of Net Available Cash from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such amount of Net Available Cash will be applied to satisfy such commitment within 365 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later canceled or terminated for any reason before such amount of Net Available Cash is applied in connection therewith, the

Company or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination, it being understood that if a Second Commitment is later canceled or terminated for any reason before such amount of Net Available Cash is applied, then such amount of Net Available Cash shall constitute Excess Proceeds.

For the purposes of clause (a)(2) above and for no other purpose, the following will be deemed to be cash:

(1) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than (x) liabilities that are by their terms subordinated to the Notes or the Guarantees, (y) Preferred Stock and (z) Disqualified Stock) that are assumed by the transferee of any such assets (or that are otherwise canceled, forgiven or terminated in connection with the transaction with such transferee) for which the Company and all such Restricted Subsidiaries have been validly released by all creditors in writing;

(2) the principal amount of any Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Asset Disposition (other than intercompany debt owed to the Company or the Restricted Subsidiaries), to the extent that the Company and each other Restricted Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition;

(3) any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in respect of such sale, transfer, lease or other disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (3) that is at that time outstanding, not in excess of $50 million, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(4) any MLP Common Unit Consideration received by the Company or such Restricted Subsidiary in respect of such sale, transfer, lease or other disposition having an aggregate Fair Market Value, taken together with all other MLP Common Unit Consideration received pursuant to this clause (4) that is at that time outstanding, not in excess of $150 million, with the value of each item of MLP Common Unit Consideration being measured at the time received and without giving effect to subsequent changes in value;

(5) any interests or securities received by the MLP General Partner in respect of such sale, transfer, lease or other disposition in order to maintain a 2% general partner interest in the MLP; and

(6) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Disposition.

(c) Any amount of Net Available Cash from Asset Dispositions that is not applied or invested as provided in the first paragraph of clause (b) above will be deemed to constitute “Excess Proceeds.” On the 366th day after an Asset Disposition, or earlier at the Company’s option, if the aggregate amount of Excess Proceeds exceeds $50 million, the Company or a Restricted Subsidiary will make an offer (“Asset Disposition Offer”) to all Holders and, at the Company’s election, to the holders of any Pari Passu Indebtedness, to purchase the maximum aggregate principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in this Indenture or the agreements governing the relevant Pari Passu Indebtedness, as applicable, in each case in denominations of $2,000 and larger integral multiples of $1,000 in excess thereof. The Company or such Restricted Subsidiary will commence an Asset Disposition Offer with respect to Excess Proceeds by mailing or causing to be mailed by first-class mail (or otherwise delivered in accordance with the applicable procedures of the Depository) the notice required pursuant to the terms of this Indenture to the Holders at each Holder’s registered address, with a copy to the trustee. To the extent that the aggregate amount of Notes and the relevant Pari Passu Indebtedness validly tendered and not validly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company or a Restricted Subsidiary may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Notes and Pari Passu Indebtedness to be repurchased shall be selected on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and tendered Pari Passu Indebtedness. Upon completion of such Asset Disposition Offer, regardless of the amount of Excess Proceeds used to purchase Notes or other Pari Passu Indebtedness pursuant to such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(d) The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company or the applicable Restricted Subsidiary shall apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness required to be purchased pursuant to this Section 4.5 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount of Notes (and, if applicable, Pari Passu Indebtedness) has been so validly tendered and not validly withdrawn, all Notes and Pari Passu Indebtedness validly tendered and not validly withdrawn in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(e) The Company and any Restricted Subsidiary shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.5. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.5, the Company and such Restricted Subsidiary will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.5 by virtue of its compliance with such securities laws or regulations.

SECTION 4.6. Limitation on the Disposition of Ownership of the MLP General Partner.

(a) The Company shall not, at any time from and after the Issue Date, cease to be the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the MLP General Partner, whether as a result of issuance of securities of such Person, any merger, consolidation, liquidation or dissolution of such Person or otherwise (for purposes of this Section 4.6(a), the Company shall be deemed to beneficially own any Voting Stock of a specified Person held by any parent entity so long as the Company beneficially owns (as defined above), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity); and

(b) the Company shall not permit, and shall cause its Restricted Subsidiaries not to permit, the merger or consolidation of the MLP General Partner with or into another Person or the merger of another Person with or into the MLP General Partner, the sale, directly or indirectly, of a majority of the IDRs held by the MLP General Partner or the sale of all or substantially all the assets of the MLP General Partner (determined on a consolidated basis) to another Person other than (i) a transaction in which the survivor or transferee is a Person that is Controlled by the Company or (ii) a transaction following which in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the MLP General Partner immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction.

SECTION 4.7. Limitation on Indebtedness of Specified Unrestricted Subsidiaries. The Company shall not permit any Specified Unrestricted Subsidiary (or any Subsidiary thereof) to, directly or indirectly create, incur or permit to exist any Indebtedness, other than (a) Indebtedness owing to the Company or any Restricted Subsidiary, (b) Indebtedness of any Specified Unrestricted Subsidiary or any of its Subsidiaries owing to a Specified Unrestricted Subsidiary or any of its Subsidiaries and (c) other Indebtedness (excluding guarantees of Indebtedness of any other Person) in an aggregate principal amount at any time outstanding for all Specified Unrestricted Subsidiaries and their Subsidiaries not to exceed $350,000,000.

SECTION 4.8. Limitation on Activities of Finance Corp. Finance Corp. shall not hold any material assets, become liable for any material obligations (other than as co-obligor of the Notes or other debt securities of the Company) or engage in any significant business activities.

SECTION 4.9. Compliance Certificate. The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate signed by any Officer of the Company, stating whether or not to the knowledge of the signer thereof any Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) occurred during the previous fiscal year, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

SECTION 4.10. Maintenance of Office or Agency. The Issuers shall maintain the office or agency required under Section 2.3. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

SECTION 4.11. Existence. Except as otherwise permitted by Article V, each Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a partnership, corporation or other Person.

SECTION 4.12. Reports. (a) So long as the Notes are outstanding, the Company shall deliver to the Holders and the Trustee:

(i) within 100 days after the end of each fiscal year, (a) an audited consolidated balance sheet as of the end of such fiscal year, (b) an audited consolidated income statement for such fiscal year, (c) an audited consolidated statement of cash flows for such fiscal year, in each case, prepared in accordance with GAAP, setting forth in comparative form the figures for the corresponding period of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and including notes thereto and (d) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries; all such financial statements shall be audited by a certified public accountant of the Company that is independent and registered with the Public Company Accounting Oversight Board in accordance with generally accepted accounting standards in the United States; and

(ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, (a) an unaudited consolidated balance sheet as of the end of that quarter, (b) an unaudited consolidated income statement for such fiscal quarter and for the then elapsed portion of such fiscal year, (c) an unaudited consolidated statement of cash flows for such fiscal quarter and for the then elapsed portion of such fiscal year, in each case, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and including notes thereto and (d) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries; all such financial statements shall be certified by any Officer of the Company as presenting fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

(b) In addition to delivering the information required by Section 4.12(a) to the Noteholders and the Trustee, the Company shall maintain a website (that, at the option of the Company, may be password protected) to which Noteholders, market makers affiliated with any initial purchaser of the Notes and securities analysts are given access promptly upon request and to which all of the information required to be provided pursuant to clauses (a) (i) and (a) (ii) above is posted.

(c) No later than ten Business Days after the dates that the information described in clause (a)(i) above is required to be delivered, the Company shall hold an annual conference call to discuss such financial information, during which management of the Company shall provide Noteholders, market makers affiliated with any initial purchaser of the Notes and securities analysts with an update on the Company’s financial condition.

(d) So long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to Noteholders upon the requests of such Noteholders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Notes are not freely transferable under the Securities Act.

(e) The Trustee shall have no responsibility to determine if the Company has complied with its reporting requirements or if the Company has posted any information on its website. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information or documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.13. Change of Control Triggering Event. (a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has mailed or electronically delivered, or has caused to be mailed or electronically delivered, a notice of redemption pursuant to paragraph 5 of the Notes with respect to all outstanding Notes and redeems all Notes validly tendered pursuant to such notice of redemption, each Holder shall have the right to require the Company to repurchase such Holder’s Notes, in whole or in part, at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of such purchase (subject to the right of Noteholders of record on the relevant record date to receive interest due on an interest payment date occurring on or prior to the date of such purchase), in accordance with the terms set forth in this Section 4.13.

(b) Within 30 days following any Change of Control Triggering Event, unless the Company has previously or concurrently mailed or electronically delivered or caused to be mailed or electronically delivered a redemption notice with respect to all outstanding Notes pursuant to paragraph 5 of the Notes, the Company shall mail by first-class mail or electronically deliver, or cause to be mailed by first-class mail or electronically delivered, if the Notes are held by the Depository a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date occurring on or prior to the date of purchase);

(2) the circumstances and relevant facts regarding such Change of Control Triggering Event;

(3) the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or electronically delivered;

(4) if the notice is mailed or electronically delivered prior to a Change of Control Triggering Event, that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring; and

(5) the instructions, as determined by the Company, consistent with this Section 4.13, that the Holder must follow in order to have that Holder’s Notes purchased.

(c) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

(d) On the purchase date, all Notes purchased by the Company under this Section 4.13 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section 4.13, the Company shall not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(f) A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and may be conditional upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

(g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.13. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue of its compliance with such securities laws or regulations.

ARTICLE V

Consolidation, Merger and Sale of Assets

SECTION 5.1. When the Issuers May Merge or Transfer Assets. Neither Issuer shall consolidate with or merge into any other Person or sell, lease or convey all or substantially all of its properties or assets to, in one transaction or a series of related transactions, any other Person, unless:

(a) such Issuer is the continuing Person or, if such Issuer is not the continuing Person, the successor is a corporation or other entity organized under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and any premium or any interest on, all the Notes and the performance of every covenant in this Indenture that such Issuer would otherwise have to perform; provided, however, that Finance Corp. may not consolidate with or merge into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation; and

(b) immediately after giving effect to such transaction no Default or Event of Default would occur and be continuing or would result from the transaction.

SECTION 5.2. Successor Corporation Substituted. A successor will succeed to, and be substituted for, and may exercise every right and power of, the applicable Issuer under this Indenture. The applicable Issuer shall be relieved of all obligations and covenants under the Notes and this Indenture to the extent such Issuer was the predecessor Person.

ARTICLE VI

Defaults and Remedies

SECTION 6.1. Events of Default. An “Event of Default” occurs with respect to the Notes:

(1) failure to pay the principal of, or any premium on, the Notes when due at the Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(2) failure to pay interest on the Notes when due, continued for 30 days;

(3) failure by an Issuer or any Guarantor to comply with any other covenant or other agreement in this Indenture for 60 days after the Issuers have received written notice of such failure from the Trustee or from the Holders of at least 25% in principal amount of the outstanding Notes;

(4) Indebtedness of an Issuer or any Guarantor is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or cross accelerated exceeds $75,000,000;

(5) an Issuer pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against an Issuer in an involuntary case;

(B) appoints a Custodian of an Issuer or for any substantial part of the property of the an Issuer; or

(C) orders the winding up or liquidation of an Issuer;

(or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 consecutive days; or

(7) the Guarantee of any Guarantor for any reason ceases to be in full force and effect or is declared null and void by any responsible officer of such Guarantor, other than any such cessation, denial or disaffirmation in connection with the termination of such Guarantee pursuant to the provisions of Article X.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default with respect to Notes under clause (3) of this Section 6.1 is not an Event of Default until the Trustee (by notice to the Issuers) or the Holders of at least 25% in aggregate principal amount of the outstanding Notes (by notice to the Issuers and to the Trustee) gives notice of the Default and the Issuers do not cure such Default within the time specified in said clause (3) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Issuers shall deliver to the Trustee written notice in the form of an Officers’ Certificate, within 30 days of an Officer of the Company becoming aware of such event, of any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Issuers are taking or proposes to take with respect thereto.

SECTION 6.2. Acceleration. If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.1(5) or 6.1(6) with respect to an Issuer) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by written notice to the Issuers and the Trustee, may, and the Trustee at the request of such Holders, shall, declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(5) or 6.1(6) with respect to an Issuer occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of such acceleration and all amounts owing to the Trustee have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3. Other Remedies. If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to collect the payment of principal of, premium, if any, or interest on the Notes or to collect such monies or protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

SECTION 6.4. Waiver of Past Defaults. The Holders of no less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of the Notes, waive any past or existing Default or Event of Default and its consequences except (1) a Default or Event of Default in the payment of the principal of, premium, if any, or interest on a Note or (2) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Noteholder affected. When a Default or Event of Default is waived, such Default or Event of Default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.5. Control by Majority. Upon provision of security or indemnity satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or of exercising any trust or power conferred on the Trustee. However, the Trustee, which may conclusively rely on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any actions or forbearances taken or suffered in accordance with such direction are unduly prejudicial to Noteholders not joining in such direction).

SECTION 6.6. Limitation on Suits. A Holder of Notes may not pursue any remedy with respect to this Indenture or the Notes unless:

(i) An Event of Default shall have occurred and be continuing and the Holder gives to the Trustee prior written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any costs, liabilities or expenses in compliance with such request;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Issuers, their respective creditors or any other obligor upon the Notes, or any of their creditors or the property of the Issuers or such other obligor or their creditors and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

SECTION 6.10. Priorities. Any money or other property collected by the Trustee pursuant to Article VI hereof, or any money or other property otherwise distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order:

FIRST: to the Trustee (including any predecessor Trustee), its agents and its counsel for amounts due under this Indenture;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

THIRD: to the Issuers.

The Trustee may, upon prior written notice to the Issuers, fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Issuers shall mail or electronically deliver or cause to be mailed or electronically delivered to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

SECTION 6.12. Waiver of Stay or Extension Laws. The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being understood that permissive rights granted to the Trustee shall not be construed as duties of the Trustee); and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates and Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such Officers’ Certificates and Opinions of Counsel which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this subsection does not limit the effect of subsections (b) or (f) of this Section 7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (f) of this Section 7.1.

(e) The Trustee shall not be liable for interest on any money or other property received by it or for holding moneys or other property uninvested, in either case, except as otherwise agreed between the Issuers and the Trustee. Money and other property held in trust by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other money or property except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

SECTION 7.2. Rights of Trustee. (a) The Trustee may conclusively rely on, and shall be protected in acting or refraining from acting in reliance on, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may execute any of the trusts or powers or perform any duties hereunder either directly or through attorneys and agents, respectively, and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.

(d) The Trustee shall not be liable for any action it takes, suffers to exist or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Trust Officer of the Trustee at the Corporate Trust Office by the Issuers or any other obligor on the Notes or by any Holder of the Notes. Any such notice shall reference this Indenture and the Notes.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further reasonable inquiry or reasonable investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice and at reasonable times, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j) The Trustee may request that the Issuers deliver a certificate, substantially in the form of Exhibit A hereto, setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.5. Notice of Defaults. If a Default or an Event of Default occurs with respect to the Notes and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail or electronically deliver to each Noteholder notice of the Default within 90 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee; provided, however, that no notice of a Default of the character specified in Section 6.1(3) shall be delivered by the Trustee until at least 30 days after the occurrence thereof. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is not opposed to the interests of Noteholders.

SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each February 15 beginning with the February 15 following the date of this Indenture, and in any event prior to April 15 in each year, the Trustee shall mail or electronically deliver to each Noteholder a brief report dated as of such date that complies with Section 313(a) of the Trust Indenture Act if required by such Section 313(a). The Trustee also shall comply with Section 313(b) of the Trust Indenture Act. The Trustee shall promptly deliver to the Issuers a copy of any report it delivers to Holders pursuant to this Section 7.6.

A copy of each report at the time of its mailing or electronic delivery to Noteholders shall be filed by the Trustee and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.7. Compensation and Indemnity. Each of the Issuers and each Guarantor, jointly and severally, covenants and agrees to pay to the Trustee (and any predecessor Trustee) from time to time such compensation for its services as the Issuers and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and each Guarantor shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses (including attorneys’ fees and expenses), disbursements and advances incurred or made by it in accordance with the provisions of this Indenture, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Trustee shall provide the Issuers reasonable notice of any expenditure not in the ordinary course of business. The Issuers and each Guarantor, jointly and severally, shall indemnify each of the Trustee, its officers, directors, employees and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including reasonable attorneys’ fees and expenses) (other than taxes applicable to the Trustee’s compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs), and including reasonable attorneys’ fees and expenses and court costs incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to compensation, reimbursement or indemnification. The Trustee shall notify the Issuers promptly of any claim of which a Trust Officer has received written notice and for which it may seek indemnity. Failure by the Trustee so to notify the Issuers shall not relieve the Issuers of their obligations hereunder, except to the extent that the Issuers have been prejudiced by such failure. The Issuers shall defend the claim and the Trustee shall cooperate, to the extent reasonable, in the defense of any such claim, and, if (in the opinion of counsel to the Trustee) the facts or issues surrounding the claim are reasonably likely to create a conflict with the Issuers, the Issuers shall pay the reasonable fees and expenses of separate counsel to the Trustee. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence as finally adjudicated by a court of competent jurisdiction. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

To secure the Issuers’ payment obligations under this Section 7.7, the Trustee (including any predecessor trustee) shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

The Issuers’ payment obligations pursuant to this Section 7.7 shall survive the satisfaction, discharge and termination of this Indenture, the resignation or removal of the Trustee and any discharge of this Indenture including any discharge under any Bankruptcy Law. In addition to and without prejudice to the rights provided to the Trustee under applicable law or any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 6.1(5) or (6) with respect to an Issuer, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time upon 60 days’ written notice to the Issuers. The Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee upon 60 days’ written notice to the Trustee and may appoint a successor Trustee, which successor Trustee shall be reasonably acceptable to the Issuers. The Issuers shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers and the Issuers shall pay all amounts due and owing to the Trustee under Section 7.7 of this Indenture. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail or electronically deliver a notice of its succession to Noteholders affected by such resignation or removal. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

If a successor Trustee does not take office with respect to the Notes within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of a majority in principal amount of the Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Issuers’ obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under this Article VII and Section 310(a) of the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of the parties hereto.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

SECTION 7.11. Preferential Collection of Claims Against the Issuers. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.1. Discharge of Liability on Notes; Defeasance. (a) With respect to the Notes, when (i) all outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes that have been replaced or paid) have been delivered to the Trustee for cancellation or (ii) all outstanding Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, whether at maturity, as a result of repayment at the option of the Holders or as a result of the mailing or electronic delivery of a notice of redemption pursuant to Article III hereof or (B) shall become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and, in each case of this clause (ii), an Issuer or any Guarantor irrevocably deposits or causes to be deposited with the Trustee, in trust, funds (immediately available to the Holders in the case of clause (ii)(A)) in U.S. dollars in an amount sufficient, or U.S. Government Obligations, which through the scheduled payment of principal of and interest thereon will be sufficient, or a combination thereof sufficient, without reinvestment, in the written opinion of a nationally recognized firm of independent accountants (which need not be provided if only U.S. dollars shall have been deposited), to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date, and if in the case of either clause (i) or (ii) an Issuer or any Guarantor pays all other sums payable hereunder by the Issuers and the Guarantors, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers’ Certificate from the Issuers and an Opinion of Counsel from the Issuers that all conditions precedent provided herein relating to satisfaction and discharge of this Indenture have been complied with.

(b) Subject to Sections 8.1(c) and 8.2, an Issuer or any Guarantor at any time may terminate (i) all of its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.12 and 4.13 and the operation of Sections 6.1(3), 6.1(4) and 6.1(7) (“covenant defeasance option”). An Issuer or any Guarantor may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If an Issuer or any Guarantor exercises its legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default. If an Issuer or any Guarantor exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.1(3), 6.1(4) or 6.1(7).

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that an Issuer or any Guarantor terminates.

(c) Notwithstanding clause (a) above or the exercise of a legal defeasance option, the Issuers’ obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 4.9, 4.10, 4.11, 7.7, 7.8, 8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, the Issuers’ and the Trustee’s obligations in Sections 7.7, 8.4 and 8.5 shall survive such satisfaction and discharge.

SECTION 8.2. Conditions to Defeasance. An Issuer or any Guarantor may exercise its legal defeasance option or its covenant defeasance option with respect to the Notes only if:

(i) such Issuer or such Guarantor irrevocably deposits or causes to be deposited in trust with the Trustee funds in U.S. dollars in an amount sufficient, or U.S. Government Obligations, which through the scheduled payment of principal of and interest thereon will be sufficient, or a combination thereof sufficient, without reinvestment to pay the principal, premium, if any, and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

(ii) unless only U.S. dollars shall have been so deposited, the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their written opinion that the scheduled payments of principal and interest on the deposited U.S. Government Obligations plus any deposited money shall be sufficient, without reinvestment, to pay the principal, premium, if any, and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

(iii) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(iv) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(v) the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including the proceeds thereof) deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

SECTION 8.4. Repayment to the Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date of payment of such principal and interest, and, thereafter all liability of the Trustee and the Paying Agent with respect to such money shall cease, Noteholders entitled to the money must look to the Issuers for payment as general creditors.

Any unclaimed funds held by the Trustee pursuant to this Section 8.4 shall be held uninvested and without any liability for interest.

SECTION 8.5. Indemnity for Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that (a) if the Issuers have made any payment of interest on or principal of any Notes following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Issuers promptly after receiving a written request therefor at any time, if such reinstatement of the Issuers’ obligations has occurred and continues to be in effect.

ARTICLE IX

Amendments

SECTION 9.1. Without Consent of Holders. The Issuers, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to or the consent of any Noteholder:

(i) to cure any ambiguity, omission, defect or inconsistency;

(ii) to evidence the succession of another Person to an Issuer or any Guarantor and the assumption by any such Person of the obligations of such Issuer or such Guarantor, in each case, in accordance with the provisions of Article V;

(iii) to add any additional Events of Default;

(iv) to add to the covenants of an Issuer or any Guarantor for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon an Issuer or any Guarantor;

(v) to add one or more guarantees for the benefit of Holders of the Notes;

(vi) to evidence the release of any Guarantor from its Guarantee of the Notes in accordance with this Indenture;

(vii) to add collateral security with respect to the Notes or any Guarantee;

(viii) to add or appoint a successor or separate Trustee or other agent;

(ix) to provide for the issuance of any Additional Notes;

(x) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(xi) to conform the text of this Indenture, the Notes or any Guarantee to any provision of the “Description of Notes” section of the Offering Memorandum to the extent such provision in such “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Guarantees;

(xii) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; and

(xiii) to make any change if the change does not adversely affect the interests of any Noteholder.

After an amendment under this Section 9.1 becomes effective, the Issuers shall mail or electronically deliver or cause to be mailed or electronically delivered to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

SECTION 9.2. With Consent of Holders. The Issuers, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Notes). However, without the consent of each Noteholder affected thereby, an amendment may not:

(i) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(ii) change the Stated Maturity of the principal of, or installment of interest on, any Note;

(iii) reduce the principal amount of, or the rate of interest on, any Notes;

(iv) change the provisions applicable to the redemption of any Note under this Indenture or paragraph 5 of the Notes;

(v) make any Note payable in any currency other than that stated in the Note;

(vi) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the Stated Maturity therefor or to institute suit for the enforcement of any payment on or after the Stated Maturity of any Note;

(vii) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(viii) make any change in the ranking or priority of any Note that would adversely affect the Holders of the Notes; or

(ix) modify any of the above provisions of this Section 9.2.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.2 becomes effective, the Issuers shall mail or electronically deliver or cause to be mailed or electronically delivered to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

SECTION 9.3. [Reserved]

SECTION 9.4. Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective with respect to the Notes, it shall bind every Noteholder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.5. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Issuers shall provide in writing to the Trustee an appropriate notation to be placed on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and receive, and (subject to Section 7.1) shall be fully protected in conclusively relying upon an Officers’ Certificate of the Issuers and an Opinion of Counsel each stating that such amendment complies with the provisions of this Article IX and that such supplemental indenture constitutes the legal, valid and binding obligation of the Issuers in accordance with its terms subject to customary exceptions.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental Indenture shall form a part of this Indenture for all purposes; and every Noteholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

Guarantees

SECTION 10.1. Guarantees. Each of the Guarantors hereby fully unconditionally and irrevocably guarantees, jointly and severally, as primary obligor and not merely as surety, to each Holder of the Notes and to the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of (and premium, if any) and interest, if any, on the Notes and all other obligations of the Issuers under this Indenture and the Notes (the “Note Obligations”) to the Trustee and to the Holders. Each of the Guarantors further agrees (to the extent permitted by law) that the Note Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Note Obligation.

Each of the Guarantors waives presentation to, demand of payment from and protest to the Issuers of any of the Note Obligations and also waives notice of protest for nonpayment. Each of the Guarantors waives notice of any default under the Notes or the Note Obligations. The obligations of each of the Guarantors hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise, (b) any extension or renewal of any thereof, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement, (d) the release of any security held by any Holder or the Trustee for the Note Obligations or any of them or (e) any change in the ownership of the Company.

Each of the Guarantors further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Note Obligations.

The obligations of each of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Note Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Note Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Note Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of each of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity.

Each of the Guarantors further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest, if any, on any of the Note Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of an Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any of the Guarantors by virtue hereof, upon the failure of the Issuers to pay any of the Note Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each of the Guarantors hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Note Obligations then due and owing and (ii) accrued and unpaid interest on such Note Obligations then due and owing (but only to the extent not prohibited by law).

Each of the Guarantors further agrees that, as between itself, on the one hand, and the Holders, on the other hand, (x) the maturity of the Note Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Note Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Note Obligations, such Note Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Guarantee.

Each of the Guarantors also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.1.

SECTION 10.2. No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuers or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Note Obligations, nor shall any of the Guarantors seek or be entitled to seek any contribution or reimbursement from the Issuers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuers on account of the Note Obligations are paid in full. If any amount shall be paid to any of the Guarantors on account of such subrogation rights at any time when all of the Note Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Note Obligations.

SECTION 10.3. Consideration. Each of the Guarantors has received, or shall receive, direct or indirect benefits from the making of its Guarantee.

SECTION 10.4. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 10.5. Execution and Delivery. To evidence its Guarantee set forth in Section 10.1 hereof, each Guarantor hereby agrees that this Indenture (or a supplemental indenture, as the case may be) shall be executed on behalf of such Guarantor by one of its Officers, managers, its trustee, its managing member or its general partner, as the case may be.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer, manager, trustee, managing member or general partner of a Guarantor whose signature is on this Indenture (or a supplemental indenture, as the case may be) no longer holds that office at the time the Trustee authenticates the Notes, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.6. Release of Guarantors. A Guarantor will be automatically released from all its obligations under the Notes, this Indenture and its Guarantee, and its Guarantee will automatically terminate (1) upon the release or discharge of the Guarantee or direct obligations of such Guarantor as a guarantor under the Credit Agreement or such other instrument that required the Guarantee in accordance with Section 10.7, (2) upon the exercise of the legal defeasance option or the covenant defeasance option pursuant to Section 8.1(b), or upon satisfaction and discharge of this Indenture pursuant Section 8.1(a), (3) upon the consummation of any sale, disposition or other transfer of any or all of the Capital Stock of such Guarantor (including by way of merger or consolidation) or other transaction such that after giving effect to such sale, disposition or other transaction such Guarantor is no longer a wholly-owned Subsidiary of the Company or (4) in the event that (A) the Notes are rated Investment Grade by either of the Rating Agencies, (B) no default or Event of Default shall have occurred and be continuing and (C) the Company shall have delivered to the Trustee an Officers’ Certificate certifying the satisfaction of the foregoing clauses (A) and (B). Upon request of the Company, the Trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the Trustee without the consent of any Holder.

SECTION 10.7. Additional Note Guarantees. After the Issue Date, the Company shall cause (a) each wholly owned Restricted Subsidiary that is not then a Guarantor that guarantees the Credit Agreement and (b) each wholly owned Restricted Subsidiary that is not then a Guarantor that guarantees any other Indebtedness of the Company or any of the Restricted Subsidiaries that (i) individually has a principal amount greater than $10,000,000 or (ii) when aggregated with all other such Indebtedness guaranteed by such Restricted Subsidiary, has an aggregate principal amount greater than $30,000,000, to execute and deliver to the Trustee within 30 days of providing a guarantee described in clause (a) or (b) above, a supplemental indenture pursuant to which such Restricted Subsidiary shall become a Guarantor and shall provide a Guarantee of the Note Obligations.

ARTICLE XI

Miscellaneous

SECTION 11.1. Concerning the TIA. Except with respect to specific provisions of the Trust Indenture Act expressly referenced in the provisions of this Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture and the Notes.

SECTION 11.2. Notices. Any notice or communication shall be in writing (including facsimile) and delivered in person, via facsimile, electronically or mailed by first-class mail addressed as follows:

if to the Issuers or any Guarantor:

Hess Infrastructure Partners LP

1501 McKinney Street

Houston, Texas 77010

Facsimile Number: 212-536-8241

Attention: Corporate Secretary

and

Hess Infrastructure Partners LP

1185 Avenue of the Americas, 40th Floor

New York, NY 10036

Facsimile Number: 855-283-8834

855-283-6931

Attention: Treasurer

if to the Trustee:

Wells Fargo Bank, N.A.

Corporate, Municipal and Escrow Services

MAC J0161-403

150 East 42nd Street, 40th Floor

New York, NY 10017

Facsimile Number: 866-969-4026

Attention: Corporate, Municipal, and Escrow Services – Administrator for Hess Infrastructure Partners

Any notices between the Issuers, the Guarantors and the Trustee may be by electronic delivery, facsimile or certified first-class mail, receipt confirmed. The Issuers, the Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Notices or communications also may be electronically delivered to Noteholders.

Failure to mail or electronically deliver a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, .pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuers elect to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuers agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 11.3. Communication by Holders with other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

(i) an Officers’ Certificate of the Issuers in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel of the Issuers in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Notwithstanding the foregoing, no such Opinion of Counsel shall be given with respect to the authentication and delivery of any Initial Notes issued on the Issue Date.

SECTION 11.5. Statements Required in Certificate or Opinion. The certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(i) a statement that the individual making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.6. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer or by any affiliate of an Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.8. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.9. No Recourse Against Others. A director, officer, employee or stockholder (other than the Issuers), as such, of the Issuers shall not have any liability for any obligations of the Issuers under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 11.10. Successors. All agreements of the Issuers in this Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.12. Variable Provisions. The Issuers initially appoint the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes (as defined in the Appendix hereto).

SECTION 11.13. [Reserved]

SECTION 11.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.15. Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.17. FATCA. The Trustee and the Issuers shall each be entitled to deduct any withholding tax required to be withheld under Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA Withholding Tax”), and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax. Each of the Issuers and the Trustee agrees to reasonably cooperate and to use commercially reasonable efforts to provide information as each may have in its possession to enable the determination of whether any payments pursuant to this Indenture are subject to FATCA Withholding Tax.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HESS INFRASTRUCTURE PARTNERS LP,
as Issuer

By: Hess Infrastructure Partners GP LLC, its General Partner

By:	/s/Jonathan C. Stein
Name: Jonathan C. Stein
Title: Chief Financial Office

HESS INFRASTRUCTURE PARTNERS FINANCE CORPORATION,
as Co-Issuer

By:	/s/Jonathan C. Stein
Name: Jonathan C. Stein
Title: Chief Financial Office

HESS MIDSTREAM PARTNERS GP LLC,
as Guarantor

By:	/s/Jonathan C. Stein
Name: Jonathan C. Stein
Title: Chief Financial Office

HESS MIDSTREAM PARTNERS GP LP,
as Guarantor

By: Hess Midstream Partners GP LLC, its General Partner

By:	/s/Jonathan C. Stein
Name: Jonathan C. Stein
Title: Chief Financial Office

WELLS FARGO BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/Yana Kislenko
Name: Yana Kislenko
Title: Vice President

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO THE NOTES

1. Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Initial Note or Additional Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(d) of this Appendix.

“Depository” or “DTC” means The Depository Trust Company, its nominees and their respective successors and assigns.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Notes” means (1) $800,000,000 aggregate principal amount of 5.625% Senior Notes due 2026 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issue Date, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., DNB Markets, Inc., ING Financial Markets LLC, Mizuho Securities USA LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, ABN AMRO Securities (USA) LLC, Loop Capital Markets LLC, Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BBVA Securities Inc., Credit Agricole Securities (USA) Inc., HSBC Securities (USA) Inc. and U.S. Bancorp Investments, Inc. and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated November 17, 2017, among the Company, the Guarantors and the representative of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(d) of this Appendix.

1.2 Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Notes”	2.1(a)
“Permanent Regulation S Global Note”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

2. The Notes.

2.1 (a) Form and Dating. The Notes will be offered and sold by the Issuers pursuant to the Purchase Agreement. The Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form, in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto (collectively, the “Temporary Regulation S Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note or any permanent global securities (collectively, the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) prior to the expiration of the Distribution Compliance Period. Promptly following the termination of the

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Distribution Compliance Period, the Issuers shall cause the beneficial interests in the Temporary Regulation S Global Note to be exchanged for beneficial interests in the Permanent Regulation S Global Note pursuant to applicable procedures of the Depository. The Issuers shall deliver to the Trustee an issuer order for the authentication of the Permanent Regulation S Global Note, a Permanent Regulation S Global Note, an Offices’ Certificate, and an Opinion of Counsel. Simultaneously with the authentication of the Permanent Regulation S Global Note, the Trustee will cancel the Temporary Regulation S Global Note.

Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in a form reasonably satisfactory to the Trustee and the Issuers) to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in a form reasonably satisfactory to the Issuers and the Trustee) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Note and the Regulation S Global Note are collectively referred to herein as the “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

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(c) Definitive Notes. Except as provided in this Section 2.1, Section 2.3 or Section 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $800,000,000 5.625% Senior Notes due 2026 and (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.2 of the Indenture, in each case upon a written order of the Issuers signed by an Officer of each Issuer, such order to specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to an Issuer, a certification to that effect; or

Appendix - 4

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officers’ Certificate of the Issuers, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit

Appendix - 5

of a U.S. Person (other than an Initial Purchaser). A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred. Notwithstanding anything herein to the contrary, the Registrar shall have no responsibilities to seek, and need not receive, any certificates, opinions or other documentation in connection with the transfer of a beneficial interest within a single Global Note.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

(v) Prior to any exchange of a beneficial interest in a Temporary Regulation S Global Note for a beneficial interest in a Permanent Regulation S Global Note, the holder of the Temporary Regulation S Global Note shall provide the Depository with a certificate certifying that the beneficial owner of the interest in the Temporary Regulation S Global Note is either a non-U.S. Person or a U.S. Person that has purchased such interest in a transaction that is exempt from the registration requirements under the Securities Act.

Appendix - 6

(d) Legend.

(i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Transfer Restricted Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER SUCH NOTES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF ANY NOTE EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING SUCH NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF SUCH NOTE) OR THE ISSUE DATE OF ANY ADDITIONAL NOTES ISSUED PURSUANT TO THE TERMS OF THE INDENTURE (OR ANY PREDECESSOR OF SUCH NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE EXCEPT (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM SUCH NOTE IS TRANSFERRED PRIOR TO THE RESALE RESTRICTION TERMINATION DATE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) THAT IS (A) PURSUANT TO CLAUSE (2)(C) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (B) PURSUANT TO CLAUSE (2)(E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING

Appendix - 7

CASES IN CLAUSE (2)(B) OR (D), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM SPECIFIED IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AS TO ANY NOTE EVIDENCED HEREBY UPON DELIVERY TO THE TRUSTEE BY US OR THE HOLDER THEREOF OF A WRITTEN REQUEST FOR THE REMOVAL HEREOF, IN ANY CASE AT ANY TIME AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

DURING THE PERIOD ENDING ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES, NO “AFFILIATE” (AS DEFINED IN RULE 144) WILL BE PERMITTED TO RESELL ANY OF THE NOTES THAT CONSTITUTE “RESTRICTED SECURITIES” UNDER RULE 144 THAT HAVE BEEN REACQUIRED BY ANY OF THEM.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Securities Custodian, to reflect such reduction.

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(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g) Tax Obligations.

(i) The transferor of any note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(ii) In connection with any proposed exchange of a Definitive Note for a global note, the Company or DTC shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Appendix - 9

2.4 Definitive Notes.

(a) A Global Note deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, and in either case, a successor depository is not appointed by the Company within 90 days of such notice or of its becoming aware of such lack of registration, (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion and subject to the procedures of the Depository, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under the Indenture; provided, however, that Temporary Regulation S Global Notes shall not be exchanged for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt of any certificates required under Regulation S.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its designated corporate trust office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiples of $1,000 in excess of $2,000 and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(d) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuers expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.6 of the Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

Appendix - 10

EXHIBIT 1

to

RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER SUCH NOTES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS

OF THE SECURITIES ACT. THE HOLDER OF ANY NOTE EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING SUCH NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF SUCH NOTE) OR THE ISSUE DATE OF ANY ADDITIONAL NOTES ISSUED PURSUANT TO THE TERMS OF THE INDENTURE (OR ANY PREDECESSOR OF SUCH NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE EXCEPT (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM SUCH NOTE IS TRANSFERRED PRIOR TO THE RESALE RESTRICTION TERMINATION DATE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) THAT IS (A) PURSUANT TO CLAUSE (2)(C) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (B) PURSUANT TO CLAUSE (2)(E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES IN CLAUSE (2)(B) OR (D), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM SPECIFIED IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AS TO ANY NOTE EVIDENCED HEREBY UPON DELIVERY TO THE TRUSTEE BY US OR THE HOLDER THEREOF OF A WRITTEN REQUEST FOR THE REMOVAL HEREOF, IN ANY CASE AT ANY TIME AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

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DURING THE PERIOD ENDING ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES, NO “AFFILIATE” (AS DEFINED IN RULE 144) WILL BE PERMITTED TO RESELL ANY OF THE NOTES THAT CONSTITUTE “RESTRICTED SECURITIES” UNDER RULE 144 THAT HAVE BEEN REACQUIRED BY ANY OF THEM.

[Temporary Regulation S Global Notes Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO AN ISSUER, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY STATE THEREOF. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE. AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

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[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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[FORM OF FACE OF INITIAL NOTE]

No. ___________	$[ ]
(subject to adjustment as reflected in the Schedule of Increases or Decreases in Global Note attached hereto)

HESS INFRASTRUCTURE PARTNERS LP

HESS INFRASTRUCTURE PARTNERS FINANCE CORPORATION

5.625% SENIOR NOTE DUE 2026

CUSIP NO. [                ]

ISIN NO. [                ]

Hess Infrastructure Partners LP, a Delaware limited partnership, and Hess Infrastructure Partners Finance Corporation, a Delaware corporation, for value received, promise to pay to ___________, or registered assigns, the principal sum of ___________ Dollars (subject to adjustment as reflected in the Schedule of Increases or Decreases in Global Note attached hereto) on February 15, 2026.

Interest Payment Dates: February 15 and August 15 of each year, commencing on [February 15, 2018] [first interest payment date relating to any Additional Notes].

Record Dates: February 1 and August 1 of each year (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, HESS INFRASTRUCTURE PARTNERS LP AND HESS INFRASTRUCTURE PARTNERS FINANCE CORPORATION have each caused this Note to be duly executed.

Dated: _________ _________, 20__

HESS INFRASTRUCTURE PARTNERS LP,

By Hess Infrastructure Partners GP LLC, its General Partner

B-1

By
Name:
Title:

HESS INFRASTRUCTURE PARTNERS FINANCE CORPORATION,

By
Name:
Title:

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TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Notes referred

to in the within-mentioned Indenture.

WELLS FARGO BANK NATIONAL ASSOCIATION, as Trustee

by
Authorized Signatory

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[FORM OF REVERSE SIDE OF NOTE]

5.625% Senior Note due 2026

1. Interest

Hess Infrastructure Partners LP, a Delaware limited partnership (together with its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”) and Hess Infrastructure Partners Finance Corporation, a Delaware corporation (together with its successors and assigns under the Indenture hereinafter referred to, being herein called, “Finance Corp.” and, together with the Company, the “Issuers”) promise to pay interest on the principal amount of this Note at the rate of 5.625% per annum.

The Company shall pay interest semiannually in arrears on February 15 and August 15 of each year (each such date, an “Interest Payment Date”), commencing on February 15, 2018] [first interest payment date relating to any Additional Notes]. Interest on the Notes shall accrue from [November 22, 2017] [date of issuance of any Additional Notes] [prior interest payment date], or from the most recent date to which interest has been paid or duly provided for on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuers shall pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 (whether or not a Business Day) immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal and premium payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note held by the Depository (including principal, premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by the Depository. The Issuers may make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States maintained by the payee; provided, that such Holder shall have furnished the Paying Agent with wire transfer instructions satisfactory to the Paying Agent at least 15 calendar days prior to the payment date.

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If any interest payment date or other payment date of a Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date that the payment was due, and no interest shall accrue on that payment for the period from and after that interest payment date or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

3. Paying Agent and Registrar

Wells Fargo Bank, National Association, a national banking association (the “Trustee”), shall initially act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice to any Noteholder. The Issuers or any of their respective domestically organized wholly owned Subsidiaries may act as Paying Agent.

4. Indenture

The Issuers issued the Notes under an Indenture dated as of November 22, 2017 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Trust Indenture Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior unsecured obligations of the Issuers. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes issued on the Issue Date and any Additional Notes issued in accordance with Section 2.13 of the Indenture. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of (i) the Company and its Restricted Subsidiaries to incur secured indebtedness, (ii) the Company and its Restricted Subsidiaries to enter into sale and leaseback transactions, (iii) the Company to make certain restricted payments, (iv) the Company and its Restricted Subsidiaries to consummate certain asset dispositions (v) the Company to dispose of a majority of its ownership interests in the MLP General Partner or permit the MLP General Partner to dispose of all or substantially all of its assets or a majority of the IDRs, (vi) certain specified unrestricted subsidiaries to incur indebtedness and enter into mergers and (vii) the Issuers to enter into mergers, consolidations or sales of all or substantially all of their assets.

The Notes are guaranteed to the extent provided in the Indenture.

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5. Optional Redemption

At any time prior to February 15, 2021, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon notice as provided in the Indenture, at a redemption price equal to 105.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but not including, the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of an Equity Offering; provided that: (1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

At any time prior to February 15, 2021, the Notes will be redeemable in whole at any time or in part from time to time, at the Issuers’ option, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after February 15, 2021, the Notes will be redeemable in whole at any time or in part from time to time, at the Issuers’ option, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to but not including the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

Period	Redemption Price
2021	104.219%
2022	102.813%
2023	101.406%
2024 and thereafter	100.000%

Except as set forth above, the Notes shall not be redeemable at the election of the Issuers prior to maturity.

The Notes shall not be entitled to the benefit of any sinking fund.

6. Notice of Redemption

Notice of redemption will be mailed or electronically delivered if held by the Depository at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $2,000. Notes of $2,000 or less may be redeemed in whole and not in part. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before 11:00 a.m. (New York City time) on the redemption date (or, if an Issuer or any Subsidiary of an Issuer is the Paying Agent, such money is segregated and held in trust), on and after the redemption date interest shall cease to accrue on such Notes (or such portions thereof) called for redemption.

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7. Put Provisions

Upon a Change of Control Triggering Event, subject to limited exceptions, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to, but excluding, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date occurring on or prior to the date of such repurchase) as provided in, and subject to the terms of, the Indenture.

8. Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture; provided that no service charge will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing or electronic delivery of a notice of redemption of Notes to be redeemed and ending on the date of such mailing or electronic delivery.

10. Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes (subject to the rights of a registered holder as of a record date prior thereto to receive interest due on an interest payment date as provided herein and in the Indenture).

11. Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after the date of payment of principal, premium, if any, and interest, the Trustee or Paying Agent shall pay the money back to the Issuers at their request. After any such payment, all liability of the Trustee and the Paying Agent with respect to such money shall cease and Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

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12. Defeasance

Subject to certain conditions set forth in the Indenture, an Issuer or any Guarantor at any time may terminate some or all of its obligations under the Notes and the Indenture if such Issuer or Guarantor deposits with the Trustee U.S. dollars or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange for Notes) and (ii) any default or noncompliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes. However, the Indenture requires the consent of each Noteholder that would be affected for certain specified amendments or modifications of the Indenture and the Notes. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Noteholder, the Issuers, the Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to evidence the succession of another Person to an Issuer or any Guarantor and the assumption by any such Person of the obligations of such Issuer or such Guarantor in accordance with Article V of the Indenture, or to add any additional Events of Default, or to add to the covenants of the Issuers or any Guarantor for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Issuers or any Guarantor, or to add one or more guarantees for the benefit of the Holders of the Notes, or to evidence the release of any Guarantor from its Guarantee of the Notes in accordance with the Indenture, or to add collateral security with respect to the Notes or any Guarantee, or to appoint a successor or separate Trustee or other agent, or to provide for the issuance of any Additional Notes, or to comply with the rules of any applicable securities depository, or to provide for uncertificated Notes in addition to or in place of certificated Notes in accordance with the Indenture, or to conform the text of the Indenture, this Note or any Guarantee to any provision of the “Description of Notes” section of the Offering Memorandum to the extent such provision in such “Description of Notes” was intended to set forth, verbatim or in substance, a provision of the Indenture, this Note or the Guarantees, or to make any amendment to the provisions of the Indenture relating to the transfer and legending of the Notes, or to make any change if the change does not adversely affect the interests of any Noteholder.

14. Defaults and Remedies

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal, or premium, if any, on the Notes when due at its Stated Maturity, upon optional redemption or otherwise; (iii) failure by an Issuer or any Guarantor to comply with any other agreement in the Indenture or the Notes, subject to notice and lapse of time; (iv) failure to make any

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payment at maturity, including any applicable grace period, or upon acceleration in respect of Indebtedness of an Issuer or any Guarantor in an amount in excess of $75,000,000, subject to certain conditions; (v) certain events of bankruptcy or insolvency involving an Issuer; and (vii) the Guarantee of any Guarantor ceases to be in full force and effect or is declared null and void by any responsible officer of such Guarantor, other than any such cessation, denial or disaffirmation in connection with the termination of such Guarantee pursuant to the provisions of the Indenture.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency involving an Issuer are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium, if any, or interest) if it in good faith determines that withholding notice is not opposed to their interest.

15.	Trustee Dealings with the Issuers

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers and may otherwise deal with the Issuers with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

A director, officer, employee or stockholder (other than the Issuers), as such, of the Issuers shall not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

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18. Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A (Uniform Gift to Minors Act).

19. [CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers and/or other similar numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers and/or other similar numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.] [For Notes to be issued with CUSIP or ISIN numbers.]

20. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. No.)

and irrevocably appoint as agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $             principal amount of Notes held in (check applicable space)             book-entry or             definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW:

(1)	☐	to an Issuer or any Subsidiary of an Issuer; or

(2)	☐	for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a Person it reasonably believes is a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(3)	☐	after expiration of the Distribution Compliance Period, to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note pursuant to the offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act; or

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(4)	☐	pursuant to Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act; or

(5)	☐	pursuant to a registration statement that has been declared effective under the Securities Act.

Unless one of the boxes is checked, the Registrar may refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

Signature

(Signature must be guaranteed by a participant in a recognized

Signature Guarantee Medallion Program or other signature

guarantor program reasonably acceptable to the Registrar)

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TO BE COMPLETED BY PURCHASER IF BOX (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this certificated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer
Signature Guarantee:
Signature

(Signature must be guaranteed by a participant in a

recognized Signature Guarantee Medallion Program or

other signature guarantor program reasonably

acceptable to the Registrar)

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.5 (Limitation on Sales of Assets and Subsidiary Stock) or Section 4.13 (Change of Control Triggering Event) of the Indenture, check the box:

☐ 4.5	☐ 4.13

☐ If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.5 or 4.13 of the Indenture, state the principal amount to be purchased: $                 ($1,000 or an integral multiple thereof, provided that the unpurchased portion of this Note must be in a principal amount of at least $2,000)

Dated:	Your
	Signature:	(Sign exactly as your name appears on the other side of this Note.)

Signature
Guarantee:	(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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